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                                                                       Exhibit 2

                             MURRAY W. GOLDENBERG
                              3830 Del Amo Blvd.
                              Torrance, CA 90503
                                310 / 896 6370



                                       September 22, 2000



The Board of Directors
Nova Communications Ltd.
3830 Del Amo Blvd.
Torrance, CA 90503


Gentlemen:

     I hereby tender my resignation as President and as a Director effective September 30, 2000.


                                       Yours very truly,



                                       /s/  Murray W. Goldenberg

/p